Exhibit 10.2

CASH MANAGEMENT AND INVESTMENT SERVICES AGREEMENT

This Cash Management and Investment Services Agreement (“Agreement”) is made as of the 15th day of December, 2017 by and among Telephone and Data Systems, Inc. (“TDS”), United States Cellular Corporation (“U.S. Cellular”) and U.S. Cellular’s wholly and majority owned subsidiaries, CellVest, Inc., a Delaware corporation and direct wholly-owned subsidiary of U.S. Cellular (“CellVest”) and USCC Services, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of U.S. Cellular (“USCC Services”).  The parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  Definitions

“Affiliated Cash Balance” shall mean Company funds aggregated and handled by USCC Services and invested in STIF on behalf of the Company.

“Authorized Persons” shall mean those persons authorized to act on behalf of Company to approve cash management services and the aggregation and handling of Company funds by USCC Services and short-term investment of Company funds into the STIF.

“Bank” shall mean such financial institution or other service provider designated as depositary for funds of the Company and for other purposes pursuant to the General Banking Resolutions of the Company as adopted by the Company’s Board of Directors from time to time.

“Cash Management Services” shall mean the services described in Section 2.02.

“Cash Management Investment Services” shall mean the services described in Section 3.01.

“Company” shall mean U.S. Cellular or any of its wholly or majority owned direct or indirect subsidiaries participating in this Agreement.

“Corporate Cash Investment Policy” shall mean the policy published on the TDS intranet under the title Corporate Cash Investment Policy #132, as amended from time to time at TDS’ sole discretion. This policy provides guidelines indicating acceptable and unacceptable investment securities for TDS’ and TDS Affiliates’ cash.

“Investments” shall have the meaning ascribed to it in Section 3.03.

“STIF” shall mean CellVest’s short-term investment fund program.

“STIF Account” shall mean the STIF’s custodial account(s).

“STIF Balance” shall mean assets Company has on deposit with CellVest.

“STIF Participants” shall mean all TDS Affiliates participating in the STIF.

“TDS Affiliate” shall mean a direct or indirect operating subsidiary or affiliate of TDS.

“USCC Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of March 16, 2009, between U.S. Cellular and CellVest, as may be amended from time to time.

ARTICLE II

CASH MANAGEMENT SERVICES

Section 2.01.  Cash Management Services.

By way of this Agreement, TDS hereby makes available to Company certain cash management services through the Bank pursuant to the terms of this Agreement.

Section 2.02.  Cash Management Agreements.

TDS is hereby designated as an authorized agent of the Company and is authorized to enter into agreements with the Bank for cash management services which may include, without limitation, agreements relating to (A) the disbursement of funds (via check, automated clearing house (ACH) transfer, wire transfer, other electronic funds transfer and otherwise) of the Company which may be accomplished in writing or electronic transmission, (B) the deposit or collection of funds of the Company, (C) access to information relating to any and all accounts, collection and disbursement activity of the Company, and (D) the use of software and/or Internet-based products in order to undertake any or all of the foregoing.

Section 2.03.  Instructions to the Bank.

TDS is hereby authorized to provide instructions to the Bank relating to the accounts, disbursements, collections or other cash management services for the Company to make, direct or undertake any of the actions contemplated in Section 2.02 above.

Section 2.04.  Authorized Persons.

Each of the officers or persons authorized or designated to act for the Company pursuant to the General Banking Resolution of the Company as adopted by the Company’s Board of Directors from time to time, is hereby authorized to carry out the terms of this Agreement.

ARTICLE III

CASH MANAGEMENT INVESTMENT SERVICES

Section 3.01.  Cash Management Investment Services.

By way of this Agreement, CellVest hereby makes available to Company, either directly or through USCC Services, certain cash management services entitling Company to deposit its excess cash, either directly or through USCC Services, with CellVest for investment pursuant to the terms of this Agreement.  CellVest shall engage TDS to direct the investment of funds swept into the STIF Account on behalf of Company and at Company’s sole risk until CellVest receives written notice of termination by Company.  Pursuant to such authorization, CellVest (at the sole power and discretion of TDS) may purchase, sell, exchange, convert and otherwise trade securities in the STIF, arrange for delivery and payment in connection therewith, and act on behalf of Company in all other matters necessary or appropriate to the investment of funds, all without prior consultation with or notification to Company.  CellVest may receive and act upon instructions from Authorized Persons.

Section 3.02.  Investment Decisions.

TDS will make all investment decisions for the STIF in accordance with the Corporate Cash Investment Policy.

Section 3.03.  Participation in the Cash Management Investment Services.

Under the Cash Management Investment Services provided by CellVest, excess Company funds being held in USCC Services’ bank account (including the Affiliated Cash Balance) will be automatically swept into the STIF Account each business day. Funds on deposit in the STIF Account, together with amounts contributed thereto by other STIF Participants, shall comprise the STIF and shall be invested in investments that are approved under the Corporate Cash Investment Policy (“Investments”).  Company acknowledges that such Investments may include Investments pursuant to the USCC Cash Management Agreement.  All Investments shall be made in CellVest’s own name “as Nominee for Participating Affiliates”.

Section 3.04.  Documentation Evidencing Company Affiliated Cash Balance.

USCC Services and Company will each record on their respective general ledger a daily and monthly accounting of Company’s Affiliated Cash Balance on deposit in the STIF Account.

Section 3.05.  Investment Earnings and Distributions.

Daily investment earnings (or charges) of the STIF Investments are credited (or deducted) pro rata among the STIF Participants based on their respective invested balances.  The STIF Participants’ respective pro rata interests in the Investments in the STIF shall be calculated daily by TDS based on each STIF Participant’s invested balance.   Daily STIF investment earnings are accumulated for the month and distributed to Company on or before the second business day of the following month.

Section 3.06.  Custodial Arrangements.

Company funds shall be swept into its associated STIF Account as described in Section 3.03.  All funds shall be deposited in the STIF Account and held for the benefit of Company.  Neither CellVest, USCC Services nor TDS (except to the extent USCC Services or TDS is a STIF Participant with funds other than Affiliated Cash Balance) shall own or have any interest in any funds contained in the STIF Account, Affiliated Cash Balance or Investments or of any other funds in which Company has a beneficial interest.

Section 3.07.  Company’s Interest in the STIF.

In the event there is more than one TDS Affiliate utilizing CellVest’s Cash Management Investment Services, Company funds will be invested along with the assets of the other STIF Participants.  Company acknowledges that it will own a pro rata interest in the Investments held by the STIF based on Company’s STIF Balance as compared with all other STIF Balances, as calculated by TDS.

Section 3.08.  Withdrawal.

Subject to the STIF having available liquidity, Company shall, at any time, be able to withdraw all or any part of Company STIF Balance or Affiliated Cash Balance in the amount specified by Company.

Section 3.09.  Fees.

Net fees incurred by CellVest are assessed against each STIF Participant’s monthly investment earnings based on the weighted average monthly STIF balance of each Participant.  Accounting for the fees charged by CellVest is performed by TDS.

Section  3.10.  Cash Aggregation and Handling.

TDS will handle cash for the Company including but not limited to deposit transactions, accounts payable transactions, payroll transactions, and sweeping aggregated cash on a daily basis to CellVest for investments made pursuant to this Agreement.  This centralized cash management reduces the fees associated with multiple bank accounts.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01.  General Representations.

As an inducement to enter into this Agreement, each party represents to and agrees with the other that:

(a)  it is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or formation and has all requisite corporate power to carry on its business as presently conducted and to carry out the transactions contemplated by this Agreement;

(b)  it has duly and validly taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby;

(c)  this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally from time to time in effect, and subject to equitable limitations on the availability of the remedy of specific performance); and

(d)  none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the compliance with any of the provisions of this Agreement will (i) conflict with or result in a breach of any provision of its corporate charter or by-laws, (ii) breach, violate or result in a default under any of the terms of any agreement or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to it or affecting any of its properties or assets.

Section 4.02.  Company Representations.

In addition to the representations and warranties contained in Section 3.01, Company further represents and agrees that:

(a)  it has reviewed the Corporate Cash Investment Policy and understands the nature of the transactions permitted under the same;

(b)  it has reviewed the USCC Cash Management Agreement and understands that all or a portion of the funds deposited in the STIF Accounts may be invested pursuant to the terms of the  USCC Cash Management Agreement.

(c)  it understands that investment decision-making for the STIF is performed by TDS in accordance with the Corporate Cash Investment Policy.

Section 4.03.  CellVest Representations.

In addition to the representations and warranties contained in Section 5.01 CellVest further represents and agrees that the STIF Account is a custodial account established for the benefit of the Company and other STIF Participants, and CellVest shall only have a custodial interest and shall neither own nor have any other interest in any Affiliated Cash Balance, STIF Accounts or Investments contained in the STIF Accounts or the STIF.

Section 4.04.  USCC Services Representations.

In addition to the representations and warranties contained in Section 4.01, USCC Services further represents and agrees that the Affiliated Cash Balance is an account established for the benefit of the Company, and USCC Services shall only have a custodial interest and shall neither own nor have any other interest in any Affiliated Cash Balance, STIF Accounts or Investments except to the extent USCC Services is a STIF Participant with funds other than Affiliated Cash Balance.

ARTICLE V

MISCELLANEOUS

Section 5.01.  Term and Termination.

This Agreement shall continue in effect with respect to a party until terminated by such party upon written notice to the other parties.

Section 5.02.  Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Telephone and Data Systems, Inc.,

By:	/s/ Peter L. Sereda
Peter L. Sereda
Senior Vice President - Finance and Treasurer

United States Cellular Corporation
for itself and on behalf of its wholly
and majority owned subsidiaries

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President – Finance, Chief Financial Officer and Treasurer

CellVest, Inc.

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President – Finance, Chief Financial Officer and Treasurer

USCC Services, LLC

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President – Finance, Chief Financial Officer and Treasurer

SIGNATURE PAGE TO

CASH MANAGEMENT AND INVESTMENT SERVICES AGREEMENT
AMONG TDS, U.S. CELLULAR AND ITS WHOLLY AND MAJORITY OWNED SUBSIDIARIES, CELLVEST AND USCC SERVICES